                                         LETTER TO STOCKHOLDERS

May 4, 2009

To our Stockholders,

In our last message, we discussed the creative methods we are using to bring new business to the Company.  These efforts are continuing and we are pleased to report significant progress in those areas as well as progress in several new initiatives.

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Our grant writing and business development team continues to monitor the soil cleanup proposals submitted in New Bedford, Massachusetts and West Milford, New Jersey.

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We have signed a Memorandum of Agreement with multiple participants, including a local Native American Tribe in the Pensacola, Florida area, for a replication of our Huma-Clean Joint Venture in Juarez on a site in Pace Florida. An application for a matching Federal Conservation Innovation Grant (CIG) funds has been formally submitted and results should be known in the next few months.

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Relating to the Pensacola project, we have procured an agreement for the use of a large, mostly-vacant manufacturing facility near their reservation as a processing, bagging and distribution center for the soil produced by the Juarez Mexico Joint Venture. We will be applying for the necessary approvals, as required..

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In this same facility, we are in negotiations for the use of the site for the testing of a licensed proprietary ionized copper solution formula to be used in cooling towers and HVAC systems. This chemical could replace many, if not all, chemicals currently used by the industry for water treatment that are both caustic and harmful to the environment. Should the tests succeed, GEC will procure a license to exclusively produce and distribute the chemical to this industry using the GEC brand name. This testing should begin in mid-summer and take several months to complete.

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There are several developments regarding the company’s Philippines efforts 1) we submitted a proposal in the Philippines that has advanced to the submission of a grant request. This included an outline of our strategy for testing, clean-up and maintenance for polluted portions of the Pasig River 2) GEC is in the final stages of creating a Joint Venture with a group seeking to develop the Philippines markets for the company’s suite of environmental products. This group proposes to furnish capital, on-site management, land, equipment and strategic relationships in the region.

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We are in the process of finalizing manufacturing and sub-distribution agreements with one U.S. and one international company for our Mobile Water Purification System. In the case of the U.S. partner, they are already producing a second generation machine using our patent pending technology that will soon be shipped to Africa for final field testing. We believe that a successful outcome will result in additional orders being placed for deployment in the region. The second water cart partner wishes to manufacture and distribute them on an exclusive basis to two identified countries in Southeast Asia.

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We have shipped a sample of our Juarez-produced “Gourmet Soil” product to a Sharjah, UAE farming concern and a major U.S. turf grower in Virginia for a complete scientific evaluation. Results should be known in the near future and could result in the exportation of a large quantity of soil from our Juarez facility.

Although GEC management is optimistic as to the final outcome of these opportunities, we must also exercise caution in the anticipation of the final result.  Our employees and consultants are working daily to insure the best possible conclusion to these efforts but there is no guaranty that the all of the transactions mentioned will be consummated.

It is our desire to keep you updated on the Company’s progress and we will continue to publish information as it becomes available.   Thank you for your continued support.

Sincerely,

Joseph F. Battiato, Chairman

Peter D. Ubaldi, President & CEO

 Forward Looking Statements

This letter contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products and services or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this letter to conform these statements to actual results or to changes in our expectations, except as required by law.